UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
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Date of report (Date of earliest event reported): May 20, 2023

EMPLOYERS HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)
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Nevada
(State or Other Jurisdiction of Incorporation)

001-33245			04-3850065
(Commission File Number)			(I.R.S. Employer Identification No.)

2340 Corporate Circle, Suite 200
	Henderson,	Nevada
(Address of Principal Executive Offices)

89074
(Zip Code)
Registrant’s telephone number including area code: (888) 682-6671
No change since last report
(Former Name or Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	EIG	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 - Corporate Governance and Management

Item 5.03. Amendments to Articles of Incorporation; Change in Fiscal Year.
On May 20, 2023, the Board of Directors (the “Board”) of Employers Holdings, Inc. (the “Company”) amended and restated the Company’s bylaws (as so amended and restated, the “Bylaws”). The amendments revise the Company’s exclusive forum provision to provide that the state courts of the State of Nevada (or, if the state courts of the State of Nevada do not have jurisdiction, then the federal district court for the District of Nevada) are the exclusive forum for certain litigation involving the Company or its current or former officers, directors, employees or agents.
The Board took this action in response to feedback from certain stockholders regarding their preferences as to the terms of the Company’s exclusive forum provision and the process of its adoption. The Board thanks stockholders for their feedback and looks forward to continued engagement on the Company’s governance policies and practices.
The Company’s exclusive forum provision is consistent with those adopted by many public companies. The Board believes that the exclusive forum provision is in the best interests of the Company and its stockholders because it prevents plaintiffs from forum shopping and attempting to litigate in multiple forums, thereby reducing the costs to the Company of such actions and bringing more certainty to their resolution. These types of activities by plaintiffs are increasingly common, and they are ultimately value destructive. The Board believes that as a Nevada corporation, the state courts of Nevada are best suited to adjudicate these matters specified in the exclusive forum provision.
In connection with adopting the Bylaws, the Board confirmed that it is the intention of the Board to seek stockholder ratification of the adoption of the exclusive forum provision at the Company’s annual meeting of stockholders to be held in 2024 (the “2024 Annual Meeting”). It is also the Board’s intention that should the exclusive forum provision not be ratified by stockholders at the 2024 Annual Meeting (including in the context of approval of an analogous amendment to the Company’s articles of incorporation), then the Board will promptly amend the Bylaws to remove the exclusive forum provision.
The foregoing description of the Bylaws is qualified in its entirety by reference to the full text of the Bylaws, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference.

Section 9 – Financial Statements and Exhibits
Item 9.01.    Financial Statements and Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Bylaws of Employers Holdings, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPLOYERS HOLDINGS, INC.
Dated:	May 22, 2023	/s/ Michael S. Paquette
Michael S. Paquette
Executive Vice President,
Chief Financial Officer